Exhibit 5.1

February 13, 2015	+1 617 526 6000 (t) +1 617 526 5000 (f) wilmerhale.com

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, Vermont 05701

Re: 7.75% Senior Subordinated Notes Due 2019

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-200784) (the “Registration Statement”) filed by Casella Waste Systems, Inc., a Delaware corporation (the “Company”) and the guarantors listed therein (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other securities, the Company’s 7.75% Senior Subordinated Notes due 2019 (the “Senior Subordinated Notes”) and the guarantees of the Senior Subordinated Notes by the Guarantors (the “Guarantees”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $250,000,000 as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus); and (ii) the prospectus supplement, dated February 9, 2015 (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of $60,000,000 aggregate principal amount of Senior Subordinated Notes (the “Notes”). The Registration Statement was declared effective by the Commission on December 29, 2014.

The Notes are to be issued and sold by the Company pursuant to the Indenture, dated as of February 7, 2011, among the Company, the Guarantors party thereto and U.S. Bank National Association as trustee and duly qualified under the Trust Indenture Act, as amended or supplemented through the date hereof (the “Indenture”) pursuant to an underwriting agreement, dated as of February 9, 2015 (the “Underwriting Agreement”) among the Company and the several underwriters named in Schedule 1 thereto, for which Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, which will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated February 13, 2015.

We are acting as counsel for the Company and the Guarantors in connection with the issue and sale by the Company of the Notes. We have examined and relied upon (i) corporate or other proceedings of the Company and the Guarantors regarding the authorization of the execution and delivery of the Indenture, the Underwriting Agreement and the issuance of the Notes and the Guarantees, (ii) the Registration Statement, (iii) the Base Prospectus, (iv) the

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February 13, 2015

Prospectus Supplement, (v) the Underwriting Agreement and (vi) the Indenture. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company and the Guarantors, such other agreements and instruments, certificates of public officials, officers of the Company and the Guarantors and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such original documents and the completeness and accuracy of the corporate records of the Company and each of the Guarantors provided to us by the Company.

In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to effect the transactions contemplated by the Indenture, (ii) the Indenture is a valid and binding obligation of the Trustee, and (iii) the Trustee has been qualified under the Trust Indenture Act of 1939, as amended. We have also assumed the due authentication of the Notes by the Trustee.

For the purposes of our opinions expressed below regarding the valid, binding and enforceable obligations of the Guarantors, we have relied on:

A. an opinion letter, dated February 13, 2015, from Pierce Atwood LLP relating to certain matters under Maine law.

B. an opinion letter, dated February 13, 2015, from Cohen & Grigsby, PC to the Company relating to certain matters under Pennsylvania law.

C. an opinion letter, dated February 13, 2015, from Fox Rothschild LLP to the Company relating to certain matters under New Jersey law.

D. an opinion letter, dated February 13, 2015, from Cleveland, Waters & Bass, P.A. to the Company relating to certain matters under New Hampshire law.

E. an opinion letter, dated February 13, 2015, from Paul Frank + Collins, P.C. to the Company relating to certain matters under Vermont law.

F. an opinion letter, dated February 13, 2015, from Hunton & Williams LLP to the Company relating to certain matters under Virginia law.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance

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February 13, 2015

or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture, the Notes or the Guarantees, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein with respect to compliance by the Company or the Guarantors with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company or the Guarantors with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to, the foregoing, we are of the opinion that when the Notes and the Guarantees have been duly executed by the Company and the Guarantors, respectively, and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the purchasers thereof against payment of the consideration therefor specified in the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Guarantees will constitute valid and binding obligations of each respective Guarantor, enforceable against each respective Guarantor in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about February 13, 2015, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name therein and in the related Base Prospectus, preliminary prospectus supplement dated February 6, 2015 and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we

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do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Jeffrey A. Stein
Jeffrey A. Stein, Partner